PMD INVESTMENT COMPANY
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         June 15, 1998

The Annual Meeting of Shareholders of PMD INVESTMENT COMPANY, a Nebraska corporation, will be held on Monday, June 15, 1998, at 9:30 A.M., at the First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska, for the following purposes:

1. To elect a Board of Directors.
2. To ratify or reject the selection by the Board of Directors of Deloitte & Touche LLP as the Corporation's independent accountants for 1998.
3. To transact such other business as properly may come before the meeting and any adjournments thereof.

The stock transfer books of the Corporation will not be closed. The Board of Directors of the Corporation has fixed the close of business on April 27, 1998, as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the meeting.

Dated: May 1, 1998

BY ORDER OF THE BOARD OF DIRECTORS,

Herbert B. Underwood,
Secretary

PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT
PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.


                     PMD INVESTMENT COMPANY
                        PROXY STATEMENT

                 Annual Meeting of Shareholders
                         June 15, 1998

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of PMD Investment Company (the "Corporation") of proxies from holders of the Corporation's $0.50 par value Common Stock ("Common Stock") for use at the annual meeting of shareholders of the Corporation to be held on June 15, 1998, at 9:30 A.M., at the First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The mailing address of the principal executive offices of the Corporation is 10050 Regency Circle, Suite 315, Omaha, Nebraska 68114. This Proxy Statement and the accompanying form of Proxy are first being sent to the holders of Common Stock on or about May 8, 1998.

The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Corporation prior to the Annual Meeting. If a shareholder who has given a Proxy is present at the Annual Meeting and wishes to vote in person, such shareholder may withdraw the Proxy at that time.

The annual report of the Corporation for the year ended December
31, 1997, including financial statements, previously has been mailed to shareholders of the Corporation. Such report is not to be regarded as proxy soliciting material or as part of this Proxy Statement. The Corporation will furnish to shareholders upon request a copy of such annual report. A shareholder request for such report should be directed to Julie Clouse at First National Bank of Omaha, Trust Department, One First National Center, Omaha, NE 68102, or at the following toll-free telephone number: 1-800-228-4411.




                  COMMON STOCK AND PRINCIPAL HOLDERS

The Board of Directors has fixed the close of business on April 27, 1998, as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual
Meeting.

On April 27, 1998, the Corporation had outstanding 3,399,370 shares of Common Stock, each such share entitling the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shareholders entitled to vote at the Annual Meeting have cumulative voting rights in the election of directors, and there are no conditions precedent to the exercise of such rights. The existence of cumulative voting rights means that a shareholder may cast a total number of votes in the election for directors which is equal to the number of directors to be elected multiplied by the number of such shareholder's shares; such votes may be cast entirely for one candidate or may be distributed equally or unequally among as many candidates as the shareholder may consider appropriate.

In the election of directors, any action other than a vote for a nominee will have the practical effect of a vote against such nominee, but only votes in favor of a nominee will directly affect the outcome of the election since the three nominees receiving the greatest number of votes will be elected. Abstentions from voting and broker "non-votes" on the selection of independent accountants will have the practical effect of votes against such proposal but will not affect the outcome of the voting on such proposal since the approval of such proposal requires only a majority of the votes cast with respect to such proposal.

Abstentions and broker "non-votes" are not deemed to be "votes cast" for any purpose but will be included for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial owner of the shares involved.

The following table sets forth information as to the beneficial ownership of Common Stock of each person or group who, as of April 15, 1998, to the knowledge of the Corporation, owned more than 5% of the Common Stock.

               Name and                    Amount and
Title          Address of                  Nature of         Percent
of             Beneficial                  Beneficial        of
Class          Owner                       Ownership         Class

Common         First National Bank of      2,989,969 (1)     87.96%
Stock          Omaha, as conservator for
$0.50          D. J. Witherspoon
par value      1620 Dodge Street
               Omaha, Nebraska 68102

Common         John Patrick Witherspoon      274,071(2)       8.06%
Stock          1211 Howard Street
$0.50          Omaha, Nebraska 68102
par value

(1)  First National Bank of Omaha, as conservator for D. J.
Witherspoon, has sole voting and investment power over such shares but no pecuniary interest in such shares.

(2) 245,183 of these shares (7.21% of the outstanding shares) are owned both of record and beneficially by John Patrick Witherspoon. 28,888 of these shares (0.85% of the outstanding shares) are held by Iris J. Norman, as trustee for the benefit of John Patrick Witherspoon.

No director or officer of the Corporation other than John Patrick
Witherspoon owned any shares of the Corporation's Common Stock on April 15, 1998.


                    ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect a board of three directors for a term extending until the 1999 annual meeting of the shareholders of the Corporation and until their respective successors have been elected and qualify. Proxies in the accompanying form which are received by the Board of Directors in response to this solicitation will, unless contrary instructions are given therein, be voted by the persons named therein as proxies in favor of the three nominees for directors listed below. The persons named as proxies reserve the right, however, to vote such proxies cumulatively and for the election of fewer than all of the nominees for directors but do not intend to do so unless nominees other than those listed below are nominated at the Annual Meeting. The Board of Directors believes that all of the three nominees listed below will be available to serve and will serve as directors if elected; however, if any of such nominees is not so available at the time of the election, the proxies will be voted in the discretion of the persons named therein for the election of a substitute nominee. The three nominees receiving the greatest number of votes at the Annual Meeting will be elected as directors.

Set forth below is certain information as of April 15, 1998, with respect to the nominees for election as directors of the Corporation. The information relating to their respective business experience was furnished to the Corporation by such persons. All of the nominees presently are serving as directors of the Corporation, and all of the nominees have been nominated for reelection by the Board of Directors.



Nominees and Business Experience

                             J. G. Sawicki

Mr. Sawicki, age 84, retired in 1979 as a vice president of Mid-Continent Bottlers, Inc. (soft drink bottlers) after having served in such capacity for more than five years. He has been a director of the Corporation since 1969. In addition, he has been President and Treasurer of the Corporation since 1991.

                         Herbert B. Underwood

Mr. Underwood, age 71, retired in 1991 as Vice President of Pamida, Inc. (owner and operator of general merchandise discount stores) after having served in such capacity for more than five years. He has been a director of the Corporation since 1991. In addition, he has been a Vice President and the Secretary of the Corporation since 1991.

                      John Patrick Witherspoon*

Mr. Witherspoon, age 37, has been engaged in the business of real estate management and development for more than five years. He has been a director of the Corporation since 1994 and has been a Vice
President of the Corporation since 1994.

* Mr. Witherspoon is an "interested person" within the definition of Section 2(a)(19) of the Investment Company Act of 1940.

The persons named above are all of the executive officers of the Corporation and hold the offices indicated in their respective biographical paragraphs. All executive officers of the Corporation may be removed from their respective positions as such officers at any time by the Board of Directors.

Shareholdings

The following table sets forth information as to the Common Stock beneficially owned as of April 15, 1998, by (i) all nominees and present directors of the Corporation and (ii) all present directors and officers of the Corporation as a group:

                                Amount and Nature of      Percent
Name                            Beneficial Ownership      of Class
J. G. Sawicki                            None                 -
Herbert B. Underwood                     None                 -
John Patrick Witherspoon             274,071 (1)            8.06%
All present directors and
officers as a group
(3 persons)                          274,071 (1)            8.06%

(1) 245,183 of these shares (7.21% of the outstanding shares) are owned both of record and beneficially by John Patrick Witherspoon. 28,888 of these shares (0.85% of the outstanding shares) are held by Iris J. Norman, as trustee for the benefit of John Patrick Witherspoon.

The Board

During the year ended December 31, 1997, the Board of Directors met one time and on eight other occasions acted by unanimous written consent. The Corporation does not have a standing audit, nominating, or compensation committee.

Compensation

The Corporation pays no compensation to any of its officers for their service in such capacities. Each director of the Corporation is entitled to receive an annual director's fee of $5,000 and an additional $500 for each meeting of the Board of Directors of the Corporation in excess of four which such director attends during any fiscal year of the Corporation. The Corporation has not paid and does not expect to pay any other or additional compensation or benefits to any of its directors or officers. During the year ended December 31, 1997, the total directors' fees paid or accrued by the Corporation were as follows:

         Name of Person,            Aggregate Compensation
           Position                    From Corporation
     J. G. Sawicki, Director                $5,000

     Herbert B. Underwood,                  $5,000
     Director

     John Patrick Witherspoon,              $5,000
     Director

                     INVESTMENT ADVISORY AGREEMENT

Agreement with First National Bank of Omaha

The Corporation's current investment advisor is First National
Bank of Omaha ("FNBO"). The present Investment Advisory Agreement with FNBO (the "FNBO Advisory Agreement"), dated June 16, 1997, was submitted to a vote and approved at the annual meeting of share-holders of the Corporation held on June 16, 1997. The Corporation had an investment advisory agreement with Mentor Investment Advisors, LLC and its predecessors ("Mentor") from January 15, 1981, until June 16, 1997. The investment advisory agreement with Mentor was substantially identical to the FNBO Advisory Agreement.

The FNBO Advisory Agreement was approved for continuance until December 31, 1998, by unanimous action of the Board of Directors of the Corporation on November 15, 1997. However, the FNBO Advisory Agreement may be terminated by the Corporation at any time without penalty, on 30 days' written notice to FNBO, by a resolution of the Board of Directors or by the vote of a majority of the outstanding shares of Common Stock (as defined in the Investment Company Act of 1940). The FNBO Advisory Agreement provides that it will terminate automatically in the event of its assignment. Unless sooner terminated, the FNBO Advisory Agreement is to continue after December 31, 1998, for successive one-year periods so long as such continuation is specifically approved at least annually in the manner required by the Investment Company Act of 1940.

The FNBO Advisory Agreement provides that FNBO shall perform a continuous review of the Corporation's portfolio of securities and shall determine the securities to be purchased or sold by the Corporation (including the placing of orders for the purchase and sale of such securities), the portion of the Corporation's assets which shall remain uninvested, and the extent to which the Corporation shall use its investment powers. In performing such services, FNBO is required to follow, among other guidelines, the Corporation's investment policies and restrictions set forth in an exhibit to the FNBO Advisory Agreement. In addition, FNBO is required to compute the net asset value per share of the Corporation's Common Stock as of the close of business on the last day in each month on which the New York Stock Exchange is open for trading and at such times as the Corporation's Board of Directors may direct. The FNBO Advisory Agreement provides that FNBO is not required to give the Corporation preferential treatment as compared with the treatment given to any other investment company or customer. At its own expense FNBO may employ, retain, or otherwise avail itself of the services and facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, and such other information, advice, or assistance as FNBO may deem necessary, appropriate, or convenient for the discharge of its obligations under the FNBO Advisory Agreement. FNBO also is required to maintain a continuous record of all of the Corporation's securities and to furnish to the Corporation's Board of Directors, upon request, a resume of the Corporation's securities portfolio. FNBO also must report to the Corporation's Board of Directors on all matters pertaining to FNBO's services as investment adviser at the regular meetings of the Board and at such other times as the Board may request. FNBO must pay all of the costs and expenses of performing the services described above. The Corporation, however, must pay all brokerage commissions (if any) on its portfolio transactions and the expenses for its custodian, transfer agent, registrar, accountants, and attorneys and for other expenses (such as printing, postage, directors' fees, and state corporation fees) not covered by the FNBO Advisory Agreement.

As compensation for FNBO's services under the FNBO Advisory Agreement, the FNBO Advisory Agreement presently provides for the Corporation's payment of a monthly fee to FNBO equal to (a) 1/12 of 0.25% of the first $10,000,000 of the net asset value of the Corporation as of the last day of each month on which the New York Stock Exchange is open for trading and (b) 1/12 of 0.15% of the net asset value of the Corporation in excess of $10,000,000 as of the last day of each month on which the New York Stock Exchange is open for trading, with a minimum fee of $10,000 for each successive 12-month period. During the year ended December 31, 1997, the Corporation paid or accrued $17,951 as advisory fees for FNBO and $9,847 as advisory fees for Mentor.

Information Concerning First National Bank of Omaha

FNBO is a national banking association and is a subsidiary of First National of Nebraska, Inc., a Nebraska corporation. First National of Nebraska, Inc. owns 99.66% of the outstanding voting securities of FNBO. The address of both FNBO and First National of Nebraska, Inc. is One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. FNBO provides a full range of financial and trust services to businesses, individuals, and government entities. The FNBO trust division provides a full range of administrative services including estate settlement, personal trust administration, employee benefit administration and record keeping, institutional custody, corporate trust services, and transfer and paying agent services. FNBO also serves as invest-ment adviser and custodian for the First Omaha Family of Mutual Funds which consist of the First Omaha Small-Cap Value Fund, the First Omaha Equity Fund, the First Omaha Balanced Fund, the
First Omaha Fixed Income Fund, the First Omaha Short/Intermediate Fund, and the First Omaha U.S. Government Obligations Fund.

The following individuals all are principal executive officers and directors of FNBO: F. Phillips Giltner, Chairman; Bruce R. Lauritzen, President; John R. Lauritzen, Chairman Emeritus; Elias
J. Eliopoulos, Executive Vice President; J. William Henry, Executive Vice President; Dennis A. O'Neal, Executive Vice President; Charles R. Walker, Executive Vice President; Marc M. Diehl, Senior Vice President, Trust; James L. Doody, Senior Vice President, First Bankcard Center; Charles H. Fries, Jr., Senior Vice President, Corporate & Financial Institutions; Frances A. Marshall, Senior Vice President, First Integrated Systems; Laurie
A. Minarik, Senior Vice President, Retail Banking; James C. C. Schmidt, Senior Vice President, Data Automation; Robert J. Urban, Senior Vice President, Personnel; Timothy D. Hart, Vice President & Comptroller, Corporate Administration; and Russell K. Oatman, Vice President and Cashier, Operations. Herbert J. Young also is a director of FNBO. The address of all of such officers and directors is One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. All of such officers' and directors' principal occupations are as such executive officers and directors, with the exception of Herbert J. Young, who is a retired trust officer of FNBO.

John R. Lauritzen owns 46.4% of the outstanding common stock of First National of Nebraska, Inc., and Thomas L. Davis owns 12.4% of the outstanding common stock of First National of Nebraska, Inc. Mr. Lauritzen's address is One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. Mr. Davis' address is c/o Trust Department, First National Bank of Omaha, One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. No other person owns as much as 10% of the common stock of First National of Nebraska, Inc.

FNBO acts as conservator for D.J. Witherspoon, the principal shareholder of the Corporation. FNBO, as conservator for Mr.
Witherspoon, has sole voting and investment power over 87.96% of the outstanding shares of Common Stock of the Corporation.


RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

A majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Investment Company Act of 1940, have selected the firm of Deloitte & Touche LLP to serve as independent accountants for the Corporation for the year ending December 31, 1998. Deloitte & Touche LLP or its predecessor has served the Corporation as its independent accountants since 1969. Such selection is required by the Investment Company Act of 1940 to be submitted to the shareholders of the Corporation for ratification or rejection.

Accordingly, the following resolution will be offered by the Board of Directors at the Annual Meeting:

"RESOLVED, that the selection by the Board of Directors of PMD Investment Company of Deloitte & Touche LLP, independent certified public accountants, to examine the financial statements of and to serve as the independent public accountants for PMD Investment Company for the year ending December 31, 1998, hereby is ratified."

Approval of such resolution requires the affirmative vote of a majority of the shares voted with respect to such resolution. The Board of Directors intends that proxies solicited by this Proxy Statement will be voted in favor of such resolution unless contrary instructions are given therein. The Board of Directors recommends that shareholders of the Corporation vote "FOR" such resolution.

The Corporation expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

                        BROKERAGE COMMISSIONS

Purchases and sales of the type of assets in which the Corporation presently invests usually are effected by the Corporation with the seller or purchaser on a principal (net) basis, with no brokerage commission being paid by the Corporation. Since all of the Corporation's portfolio transactions were handled on a principal
(net) basis during the year ended December 31, 1997, the Corporation paid no brokerage commissions during such year.

FNBO's policy in purchasing and selling portfolio securities for the Corporation is to seek favorable net prices and reliable execution. After these primary considerations have been satisfied, FNBO may give additional consideration to other services which FNBO deems to be of value to the Corporation or to FNBO in terms of the particular transaction or FNBO's overall responsibilities to the Corporation. Although the Corporation's securities transactions generally do not involve the payment of any brokerage commissions, where brokerage commissions are payable
FNBO may be authorized, subject to the foregoing primary considerations and to review by the Corporation's Board of Directors, to execute orders with brokers in return for brokerage and research services which are of use to the Corporation, even though the commission rates at which such orders are executed may be higher than those charged by other brokers. Such research services also may be useful to FNBO in connection with its services to other advisory clients, and FNBO may not use all of such research services in connection with the performance of its responsibilities to the Corporation.

                          OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. As to other business, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                       SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders of the Corporation must be received by the Corporation not later than January 2, 1999, for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

                      ADDITIONAL INFORMATION

The cost of soliciting proxies in the accompanying form will be borne by the Corporation. Officers and directors of the Corporation, without compensation other than their regular compensation, also may solicit proxies either by mail, personal conversation, telephone, or telegraph. The Corporation will reimburse brokerage firms, nominees, and others for their expenses in forwarding solicitation material to the beneficial owners of Common Stock.


Dated: May 1, 1998

BY ORDER OF THE BOARD OF DIRECTORS

Herbert B. Underwood,
Secretary






PROXY CARD TEXT
(Front of card)


PROXY                       ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                        JUNE 15, 1998

PMD INVESTMENT COMPANY      THIS PROXY IS SOLICITED ON BEHALF OF THE
                                      BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Herbert B. Underwood,
J. G. Sawicki, and John Patrick Witherspoon, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all stock of PMD Investment Company standing in the name of the undersigned at the Annual
Meeting of Shareholders of PMD Investment Company to be held at First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska at 9:30 A.M., on June 15, 1998, and at any adjournments thereof, (a) on the following matters and (b) on any other matters that properly may come before the meeting or any adjournments thereof:


1.  ELECTION OF OFFICERS

     [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY
         (except as marked to the                 to vote for all
          contrary below)                          nominees below

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), draw a line through the nominee's name below.)

John Patrick Witherspoon       J.G. Sawicki        Herbert B. Underwood


2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP as independent public accountants of the Corporation for the year ending December 31, 1998.


      [  ]  FOR            [  ]  AGAINST             [  ]  ABSTAIN




(Back of card)

This proxy will be voted as specified. If no specification is given, this proxy will be voted for the election of directors and for the other proposal set forth above.

The undersigned hereby ratifies and confirms all that any of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Shareholders of PMD Investment Company to be held on June 15, 1998, the Proxy Statement for such meeting, and the Annual Report of PMD Investment Company for the year ended December 31, 1997.



(Signature of Shareholder)

Dated:             , 1998



(Signature if held jointly)

Note: Please sign exactly as name appears on stock certificate (as indicated at left). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by a partner. If a limited liability company, please sign in company name by a member or manager.